Exhibit 10.120

October 1, 2024

Chuntao Zhou

Room 1203

WANQUANHELU

68HAOYUAN

3HAO LOU

HAIDIAN, BEIJING, CHINA

Re:	Consent to Yorkville Arrangements

Ladies and Gentlemen:

Reference is made to (a) that certain Securities Purchase Agreement, dated as of July 19, 2022, by and between Soluna Holdings, Inc., a Nevada corporation (the “Company”), and Chuntau Zhou (the “Purchaser”) (the “Existing SPA” or “SPA”) and the other Transaction Documents (as defined in the Existing SPA) (collectively, the “SPA Documents”), (b) that certain Standby Equity Purchase Agreement, dated as of August 12, 2024 (the “SEPA”), by and between SLNH, and YA II PN, Ltd., a Cayman Islands exempt limited company (“Yorkville”), (c) those certain Promissory Notes (the “Yorkville Notes”) to be delivered by SLNH to Yorkville in accordance with the terms of the SEPA (the SEPA, the Yorkville Notes any other document, instrument or agreement entered into or delivered, or otherwise contemplated or required, in connection with the SEPA, collectively, the “SEPA Documents”), (d) the amendments dated as of the date hereof to certain warrants to purchase shares of the Company’s common stock previously issued to Purchaser (collectively, the “Warrant Amendments”), (e) that certain Certificate of Amendment of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock dated as of the date hereof (the “COD Amendment”), (f) that certain warrant dated as of the hereof to purchase 140,000 shares of the Company’s common stock (the “New Warrant”), (g) that certain Amendment No. 1 to Securities Purchase Agreement (the “SPA Amendment”) dated as of the date hereof and (h) that certain Amended and Restated Lock-up and Leak-out Agreement dated as of the date hereof (and together with the COD Amendment, the New Warrant and the SPA Amendment, the “Subsequent Condition Effectiveness Documents”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the applicable SPA Documents or SEPA Documents.

Now, therefore, for the mutual promises contained herein and other valuable consideration, the parties hereto hereby agree as follows:

1)	The Warrant Amendments are effective as of the date hereof. The Subsequent Condition Effectiveness Documents only become effective upon the date upon which the Company obtains the Exchange Cap Consent (as defined in the SEPA) (the “Effective Date”).

2)	The Company will include the shares of common stock of the Company underlying the New Warrant in the Specified Registration Statement (as defined in the SPA Amendment). Within five business days after the Effective Date, the Company will file the COD Amendment and shall make the dividend payment pursuant to Section 3 of the Certificate of Designations, as amended by the COD Amendment, with respect to the outstanding shares of the Series B Preferred Stock payable on July 12, 2024.

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3)	The Purchaser waives any breach or violation of Section 4.11 of the Existing SPA with respect to the SEPA and the transactions contemplated thereby, including without limitation the Right of First Refusal (as defined in the Existing SPA) with respect to the SEPA and the transactions contemplated thereby and the right to participate in the SEPA and the transactions contemplated thereby.

4)	The Purchaser consents to the Company’s entry into the SEPA and the other SEPA Documents to which the Company is party and the consummation of the transactions contemplated thereunder, including without limitation the Company’s incurrence of indebtedness under the Yorkville Notes and payments required to be made under the Yorkville Notes, whether made in cash or through the provision of Advance Notices by the Company under the SEPA, and the use of the proceeds of such Advance Notice to repay the Yorkville Notes.

The parties hereby ratify, confirm, and reaffirm the terms and conditions of the SPA and the other SPA Documents and acknowledge and agree that, except as otherwise expressly amended pursuant to the terms and conditions of this letter agreement or any other document executed in writing between the Company and the Purchaser, all terms and conditions of the SPA and the other SPA Documents shall remain in full force and effect.

Thank you for your continued support of the Company.

Very truly yours,

SOLUNA HOLDINGS. INC.

By:	/s/ John Belizaire
Name:	John Belizaire
Title:	CEO

ACCEPTED AND AGREED:

/s/ Chuntao Zhou
Chuntao Zhou